UNITED STATES SECURITIES AND EXCHANGE COMMISSION

			 WASHINGTON, D.C. 20549

			       Form 8-K

			    Current Report

	       PURSUANT TO SECTION 13 OR 15(d) OF

	       THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): November 19, 1996



			 BURKE MILLS, INC.
	(Exact name of registrant as specified in its charter)

		    Commission File Number  0-5680


      NORTH CAROLINA                               56-0506342
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)


191 Sterling Street, N.W.
Valdese, North Carolina                              28690
(Address of principal executive offices)          (Zip Code)


			   (704) 874-2261
	   (Registrant's telephone number, including area code)

Item 5 - Other Events
---------------------

    On November 19, 1996, Burke Mills, Inc. ("Burke") entered into an agreement with Fibras Quimicas, S.A. ("Fiqusa"), a Mexican corporation based in Monterrey, Mexico, under the terms of which Burke and Fiqusa would equally own and control Fytek, S.A. de C.V. ("Fytek"), a Mexican corporation, for the purpose of manufacturing, distributing and marketing twisted yarns and for distributing and marketing dyed yarns outside the United States and Canada. Burke will lease twister machines to Fytek, and Fiqusa is leasing to Fytek twister machines, winders and a steamer. Day to day management of Fytek will be provided by Fiqusa, although Burke and Fiqusa will have equal control of Fytek.
    In addition, Fytek will distribute dyed yarns produced by Burke as Burke's exclusive distributor in Mexico, Central America and South America.
    Other agreements were entered into among Burke, Fiqusa and Fytek under the terms of which Fiqusa will supply polyester natural yarn to Fytek, Fiqusa will supply flat and textured yarn to Burke and Fytek will supply polyester twisted yarn to Burke.


				 SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  December 5, 1996    BURKE MILLS, INC.

			 /s Richard F. Whisenant
			    Richard F. Whisenant
				(President)